                                                                    EXHIBIT 4.10
                       AS AMENDED AND SUBMITTED TO THE TSE
                                 August 26,1998

                                Stock Option Plan

                                       of

                               Draxis Health Inc.

1.       PURPOSE OF THE PLAN

         The Draxis Health Inc. Stock Option Plan (the "Plan) is intended to attract and retain highly qualified officers, directors and employees who will be motivated towards the success of Draxis Health Inc. (the "Corporation") or any of its subsidiaries.

2.       ADMINISTRATION

         This Plan shall be administered by the Board of Directors of the Corporation (the "Board"). Subject to the terms of the Plan, the Board is authorized to approve persons to whom options may be granted, to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all determinations and take all actions necessary or advisable for the Plan's administration.

3.       GRANTING OF OPTIONS

         The Board may from time to time in the manner herein provided grant options ("Options") to purchase common shares ("Shares") of the Corporation to directors, officers, employees or area managers or arm's length consultants of the Corporation and may provide for the number of Shares to be optioned to each such director, officer, employee or area manager. Options shall be exercised on or prior to a date determined by the Board of Directors at the date of the grant, which shall be no later than ten years from the date of the grant and shall be subject to the terms, conditions, limitations and prohibitions as are herein contained or as may be in effect at the date of the grant.

4.       SHARES SUBJECT TO PLAN

         The aggregate number of Shares that may be issued pursuant to the Plan shall be 5,500,000 Shares. The number of Shares reserved for issuance to any one person pursuant to options granted pursuant to this Plan or otherwise shall not exceed 5% of the outstanding Shares.

5.       PARTICIPANTS

         The individuals who are eligible to receive Options hereunder shall be directors, officers or employees of the Corporation or a subsidiary of the Corporation or arm's length consultants of the Corporation or a subsidiary of the Corporation (the "Eligible Optionees"). The Board shall from time to time, in its sole discretion, determine which of those Eligible Optionees will be granted Options under the Plan (the "Optionees") and the number of Shares to be optioned to such Eligible Optionees. The Board shall not be precluded from granting an Option to an Eligible Optionee solely because such Eligible Optionee may previously have been granted an Option under the plan.

6.       OPTION PRICE

         The exercise price for an Option shall be fixed by the Board when such Option is granted. Under no circumstances shall the exercise price for any Option be less than the closing price of the Shares on The Toronto Stock Exchange on the trading day immediately preceding the date of the grant.

7.       OPTION TERMS

         (a) Subject to paragraph 3 hereof, the period during which any Option may be exercised, in whole or in part, shall be such period as the Board may determine (the "Option Period").

         (b) In the event that any Option has not been exercised in respect of all Shares covered by the Option at the expiry of the Option Period, the Option shall thereupon expire.

         (c) In the event of the death of an Optionee on or prior to the expiry of an Option, while in office and at a time when such Optionee has not fully exercised any outstanding Options, such Options, to the extent then exercisable but unexercised, shall be exercisable by such Optionee's executors or personal representatives within six (6) months after such Optionee's death notwithstanding the expiration date of the Option. In the event such Options are not exercised at the expiry of such six-month period, such Options shall expire.

         (d) In the event of the total and permanent disability of an Optionee (as determined by the Board of Directors), such Optionee may, within six months after the date of such determination of disability, notwithstanding the expiration date of the Option, exercise such part of the Option as is then exercisable. In the event the Optionee has not exercised such Option at the expiry of such six-month period, the Option shall expire.

         (e) Except as provided in subparagraphs 7(c) and (d) above, if an Optionee ceases to hold office as a director, officer, employee or area manager of the Corporation during the Option Period, such part of the Option as is then exercisable may be exercised by such Optionee for a period of thirty (30) days after such Optionee ceases to hold such office or position or for such longer period as the Board of Directors may approve, after which time the Option shall terminate; provided, however, that in no event may any option be exercised outside the Option Period.

8.       NON-ASSIGNABILITY

         Each Option shall be non-assignable and non-transferable and shall, subject to the terms hereof, be exercisable only by the Optionee to whom it is granted.

9.       RIGHTS OF OPTIONEES BEFORE EXERCISE OF OPTION

         The Optionees shall not have any rights whatsoever as shareholders in respect of the Shares covered by such Options until such Options are exercised and payment for such Shares has been made.

10.      EXERCISE OF OPTION

         Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its registered office of a written notice of exercise in the form attached hereto as Schedule A specifying the number of Shares with respect to which the Option is being exercised, and accompanied by payment in full of the purchase price for the Shares then being purchased and a duly executed Stock Option Agreement.

11.      SHARE CAPITAL ADJUSTMENTS

         If the outstanding Shares subject to this Plan are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more amalgamations, reorganizations, re-capitalization, stock splits, consolidations, stock dividends in the nature of stock splits or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities for which the Options may thereafter be granted under this Plan and for which Options then outstanding under this Plan may thereafter be exercised. Any such adjustment in outstanding Options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such Option.

         No fractional securities shall be issued upon the exercise of an Option. Accordingly, if as a result of any adjustment under this paragraph, an Optionee would be entitled to a fractional security, the Optionee shall have the right to acquire only the adjusted number of whole securities and no payment or other adjustment will be made with respect to fractional securities so disregarded.

12.      LIQUIDATION, DISSOLUTION OR WINDING-UP

         In the event that the Corporation proposes to liquidate, dissolve or windup, the Corporation shall give written notice thereof to each Optionee and such Optionee shall be entitled to exercise all then exercisable Options within thirty (30) days of the giving of such notice, provided, however, that in no event may such Option be exercised outside of the Option Period. Upon the expiration of such thirty (30) day period, all rights of Optionees to such Options or to exercise the same shall terminate and cease to have any further force or effect, unless otherwise determined by the Board of Directors.

13.      CHANGE OF CONTROL

         Notwithstanding the foregoing, in the event that:

         (a) an offeror makes a cash offer or an exchange offer to purchase 50% or more of the outstanding Shares to substantially all holders of the Shares;

         (b) an insider of the Corporation makes an offer to purchase Shares to substantially all holders of the Shares;

         (c) an offeror makes an offer, by way of merger, amalgamation, reorganization, consolidation, exchange or otherwise, the result of which would be the acquisition by such offeror directly or indirectly of 50% or more of the outstanding equity securities of the Corporation or the successor entity; or

         (d) an offeror makes an offer to purchase substantially all of the assets of the Corporation;

and the Board of Directors recommends acceptance of such offer to the Shareholders of the Corporation or, if the Board of Directors has made no recommendation, the Shareholders have approved or accepted the proposed transaction, then any Option outstanding hereunder, including Options not then otherwise exercisable, shall become immediately exercisable upon the issuance of the recommendation of the Board of Directors or the approval or acceptance of the Shareholders, as the case may be.

14.      AMENDMENT OR TERMINATION

         The Board of Directors may terminate the Plan any time or, with the consent of The Toronto Stock Exchange, amend the Plan at any time provided, however, that except as permitted herein, the Board may not, without the approval of the Optionee to whom Options have been granted, alter or impair such Option.

         The Board may from time to time make, amend and repeal such regulations under the Plan as they deem expedient for the purpose of carrying out the Plan and such regulations from time to time in force shall, together with the Plan, be binding and conclusive on the Corporation and on all holders of Options granted under the Plan and their legal personal representatives.

                                  SCHEDULE "A"

                                STOCK OPTION PLAN

                               DRAXIS HEALTH INC.

                              ELECTION TO PURCHASE

TO:               The Secretary of
                  Draxis Health Inc.

         Pursuant to the terms of the stock option granted to me on         (the
"Date of the Grant"), I hereby elect to purchase          common shares of
Draxis Health Inc. which were the subject of such stock option. I understand that such purchase is subject to all the terms and conditions of such stock option and of the Draxis Health Inc. Stock Option Plan.

         Enclosed is a certified cheque, bank draft or money order payable to
Draxis Health Inc. in the amount of $          , the full amount of the exercise
price for the number of common shares indicated above.



--------------------------------------    --------------------------------------
DATE                                      (PRINT NAME)


                                          --------------------------------------
                                          (SIGNATURE)

                       AS AMENDED AND SUBMITTED TO THE TSE
                                October 29, 1997

                                Stock Option Plan

                                       of

                               Draxis Health Inc.

1.       PURPOSE OF THE PLAN

         The Draxis Health Inc. Stock Option Plan (the "Plan) is intended to attract and retain highly qualified officers, directors and employees who will be motivated towards the success of Draxis Health Inc. (the "Corporation") or any of its subsidiaries.

2.       ADMINISTRATION

         This Plan shall be administered by the Board of Directors of the Corporation (the "Board"). Subject to the terms of the Plan, the Board is authorized to approve persons to whom options may be granted, to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all determinations and take all actions necessary or advisable for the Plan's administration.

3.       GRANTING OF OPTIONS

         The Board may from time to time in the manner herein provided grant options ("Options") to purchase common shares ("Shares") of the Corporation to directors, officers, employees or area managers or arm's length consultants of the Corporation and may provide for the number of Shares to be optioned to each such director, officer, employee or area manager. Options shall be exercised on or prior to a date determined by the Board of Directors at the date of the grant, which shall be no later than ten years from the date of the grant and shall be subject to the terms, conditions, limitations and prohibitions as are herein contained or as may be in effect at the date of the grant.

4.       SHARES SUBJECT TO PLAN

         The aggregate number of Shares that may be issued pursuant to the Plan shall be 4,500,000 Shares. The number of Shares reserved for issuance to any one person pursuant to options granted pursuant to this Plan or otherwise shall not exceed 5% of the outstanding Shares.

5.       PARTICIPANTS

         The individuals who are eligible to receive Options hereunder shall be directors, officers or employees of the Corporation or a subsidiary of the Corporation or arm's length consultants of the Corporation or a subsidiary of the Corporation (the "Eligible Optionees"). The Board shall from time to time, in its sole discretion, determine which of those Eligible Optionees will be granted Options under the Plan (the "Optionees") and the number of Shares to be optioned to such Eligible Optionees. The Board shall not be precluded from granting an Option to an Eligible Optionee solely because such Eligible Optionee may previously have been granted an Option under the plan.

6.       OPTION PRICE

         The exercise price for an Option shall be fixed by the Board when such Option is granted. Under no circumstances shall the exercise price for any Option be less than the closing price of the Shares on The Toronto Stock Exchange on the trading day immediately preceding the date of the grant.

7.       OPTION TERMS

         (a) Subject to paragraph 3 hereof, the period during which any Option may be exercised, in whole or in part, shall be such period as the Board may determine (the "Option Period").

         (b) In the event that any Option has not been exercised in respect of all Shares covered by the Option at the expiry of the Option Period, the Option shall thereupon expire.

         (c) In the event of the death of an Optionee on or prior to the expiry of an Option, while in office and at a time when such Optionee has not fully exercised any outstanding Options, such Options, to the extent then exercisable but unexercised, shall be exercisable by such Optionee's executors or personal representatives within six (6) months after such Optionee's death notwithstanding the expiration date of the Option. In the event such Options are not exercised at the expiry of such six-month period, such Options shall expire.

         (d) In the event of the total and permanent disability of an Optionee (as determined by the Board of Directors), such Optionee may, within six months after the date of such determination of disability, notwithstanding the expiration date of the Option, exercise such part of the Option as is then exercisable. In the event the Optionee has not exercised such Option at the expiry of such six-month period, the Option shall expire.

         (e) Except as provided in subparagraphs 7(c) and (d) above, if an Optionee ceases to hold office as a director, officer, employee or area manager of the Corporation during the Option Period, such part of the Option as is then exercisable may be exercised by such Optionee for a period of thirty (30) days after such Optionee ceases to hold such office or position or for such longer period as the Board of Directors may approve, after which time the Option shall terminate; provided, however, that in no event may any option be exercised outside the Option Period.

8.       NON-ASSIGNABILITY

         Each Option shall be non-assignable and non-transferable and shall, subject to the terms hereof, be exercisable only by the Optionee to whom it is granted.

9.       RIGHTS OF OPTIONEES BEFORE EXERCISE OF OPTION

         The Optionees shall not have any rights whatsoever as shareholders in respect of the Shares covered by such Options until such Options are exercised and payment for such Shares has been made.

10.      EXERCISE OF OPTION

         Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its registered office of a written notice of exercise in the form attached hereto as Schedule A specifying the number of Shares with respect to which the Option is being exercised, and accompanied by payment in full of the purchase price for the Shares then being purchased and a duly executed Stock Option Agreement.

11.      SHARE CAPITAL ADJUSTMENTS

         If the outstanding Shares subject to this Plan are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more amalgamations, reorganizations, re-capitalization, stock splits, consolidations, stock dividends in the nature of stock splits or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities for which the Options may thereafter be granted under this Plan and for which Options then outstanding under this Plan may thereafter be exercised. Any such adjustment in outstanding Options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such Option.

         No fractional securities shall be issued upon the exercise of an Option. Accordingly, if as a result of any adjustment under this paragraph, an Optionee would be entitled to a fractional security, the Optionee shall have the right to acquire only the adjusted number of whole securities and no payment or other adjustment will be made with respect to fractional securities so disregarded.

12.      LIQUIDATION, DISSOLUTION OR WINDING-UP

         In the event that the Corporation proposes to liquidate, dissolve or wind-up, the Corporation shall give written notice thereof to each Optionee and such Optionee shall be entitled to exercise all then exercisable Options within thirty (30) days of the giving of such notice, provided, however, that in no event may such Option be exercised outside of the Option Period. Upon the expiration of such thirty (30) day period, all rights of Optionees to such Options or to exercise the same shall terminate and cease to have any further force or effect, unless otherwise determined by the Board of Directors.

13.      CHANGE OF CONTROL

         Notwithstanding the foregoing, in the event that:

         (a) an offeror makes a cash offer or an exchange offer to purchase 50% or more of the outstanding Shares to substantially all holders of the Shares;

         (b) an insider of the Corporation makes an offer to purchase Shares to substantially all holders of the Shares;

         (c) an offeror makes an offer, by way of merger, amalgamation, reorganization, consolidation, exchange or otherwise, the result of which would be the acquisition by such offeror directly or indirectly of 50% or more of the outstanding equity securities of the Corporation or the successor entity; or

         (d) an offeror makes an offer to purchase substantially all of the assets of the Corporation;


and the Board of Directors recommends acceptance of such offer to the Shareholders of the Corporation or, if the Board of Directors has made no recommendation, the Shareholders have approved or accepted the proposed transaction, then any Option outstanding hereunder, including Options not then otherwise exercisable, shall become immediately exercisable upon the issuance of the recommendation of the Board of Directors or the approval or acceptance of the Shareholders, as the case may be.

14.      AMENDMENT OR TERMINATION

         The Board of Directors may terminate the Plan any time or, with the consent of The Toronto Stock Exchange, amend the Plan at any time provided, however, that except as permitted herein, the Board may not, without the approval of the Optionee to whom Options have been granted, alter or impair such Option.

         The Board may from time to time make, amend and repeal such regulations under the Plan as they deem expedient for the purpose of carrying out the Plan and such regulations from time to time in force shall, together with the Plan, be binding and conclusive on the Corporation and on all holders of Options granted under the Plan and their legal personal representatives.

                                  SCHEDULE "A"

                                STOCK OPTION PLAN

                               DRAXIS HEALTH INC.

                              ELECTION TO PURCHASE

TO:      The Secretary of
         Draxis Health Inc.

         Pursuant to the terms of the stock option granted to me on
(the "Date of the Grant"), I hereby elect to purchase               common
shares of Draxis Health Inc. which were the subject of such stock option. I understand that such purchase is subject to all the terms and conditions of such stock option and of the Draxis Health Inc. Stock Option Plan.

         Enclosed is a certified cheque, bank draft or money order payable to
Draxis Health Inc. in the amount of $           , the full amount of the
exercise price for the number of common shares indicated above.

--------------------------------------    --------------------------------------
DATE                                      (PRINT NAME)



                                          --------------------------------------
                                          (SIGNATURE)